                                                                    Exhibit 23.3

                         CONSENT OF INDEPENDENT AUDITORS

We consent to incorporation by reference in the registration statement on Form S-8 of Taitron Components Incorporated of our report dated February 11, 1998, relating to the statements of earnings, shareholders' equity and cash flows for the year ended December 31, 1997 of Taitron components Incorporated, which report appears in the December 31, 1999 annual report on Form 10-K of Taitron Components Incorporated. This consent should not be regarded as in any way updating the aforementioned report or representing that we performed any procedures subsequent to the date of such report.


/s/ KPMG, LLP

Los Angeles, California
March 15, 2000



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